Exhibit 99.3

CONSENT OF INDEPENDENT VALUER

We hereby consent to the reference to our name and the description of our role in assessing the reasonableness of the net asset value per share as of January 8, 2020 of the common stock of Industrial Property Trust Inc. (the “Company”), set forth in a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on the date hereof, being (i) included or incorporated by reference into the Company’s Registration Statement on Form S-3 (File No. 333-184126) and the related prospectus included therein and (ii) included or incorporated by reference into the Company’s Registration Statement on Form S-8 (No. 333-194656). In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.

January 8, 2020

/s/ Alexander Virtue
CBRE Capital Advisors, Inc.
Name: Alexander Virtue
Title: Senior Managing Director